CERTIFICATE OF INCORPORATION

                                OF

                     SYMPHONY VENTURES, INC.


                             ARTICLE I

                               NAME

     The name of the corporation (the "Corporation") shall be:

                     Symphony Ventures, Inc.


                            ARTICLE II

                             DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.


                            ARTICLE III

                             PURPOSES

     The purposes for which the Corporation is organized are:

     To seek, investigate, acquire interests in, and dispose of business opportunities, ventures, and assets; to own and operate any lawful enterprise whatsoever; to acquire, hold, and dispose of real or personal properties of any kind or nature whether tangible or intangible; and generally to do or perform any act necessary or desirable in connection with the foregoing;

     To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise trade with and deal in real estate, lands, and interests in lands and all other property of every kind and nature;

     To borrow money and to execute notes and obligations and security contracts therefore, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefore; to carry on a general mercantile business and to purchase, sell, and deal in such goods and supplies, and merchandise as are necessary or desirable in connection therewith;

     To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and
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       To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, for which corporations may be organized under the Nevada Revised Statutes and to exercise all powers allowed or permitted thereunder.


                            ARTICLE IV

                         AUTHORIZED SHARES

     The Corporation shall have authority to issue an aggregate of 50,500,000 shares, of which 500,000 shares shall be preferred stock, par value $0.001 (the "Preferred Stock"), and 50,000,000 shares shall be common stock, par value $0.001 (the "Common Stock"). The powers, preferences, and rights, and the qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation shall be authorized to issue, are as follows:

     (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

          (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

          (ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on the shares of the series shall be paid; the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or noncumulative;

          (iii) The right, if any, of the holders of the shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of this Corporation and the terms and conditions of such conversion or exchange;

          (iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any other class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

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          (v)  The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of this Corporation;

          (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the board of directors may determine.

     (b) Common Stock. The Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

          (i) After the requirements with respect to preferential dividends of Preferred Stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the Nevada Revised Statutes, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series;

          (ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each without distinction as to series; and

          (iii) Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

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
     (c) Other Provisions.

          (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

          (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

          (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.


                             ARTICLE V

                      LIMITATION ON LIABILITY

     A director of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of section 78.300 of the Nevada Revised Statutes.


                            ARTICLE VI

       ELECTION NOT TO BE GOVERNED BY NRS 78.378 TO 78.3793

     The Corporation elects not to be governed by the provisions of sections
78.378 to 78.3793, inclusive, of the Nevada Revised Statutes regarding control share acquisitions.

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
                            ARTICLE VII

        ELECTION NOT TO BE GOVERNED BY NRS 78.411 TO 78.444

     The Corporation elects not to be governed by the provisions of sections
78.411 to 78.444, inclusive, of the Nevada Revised Statutes regarding combinations with interested shareholders.


                           ARTICLE VIII

             INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.


                            ARTICLE IX

              REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office in the state of Nevada is 50 West Liberty Street, Suite 880, Reno, Nevada 89501, and the name of the Corporation's registered agent for service of process is Nevada Agency and Trust. Either the registered office or the registered agent may be changed in the manner provided by law.


                             ARTICLE X

                             AMENDMENT

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.


                            ARTICLE XI

                 ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors,

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
but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.


                            ARTICLE XII

                             DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be not less than one (1) nor more than nine (9) as determined from time to time in the manner provided in the bylaws of the Corporation. The original board of directors shall consist of two persons. The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders and until their respective successors are elected and qualified are as follows:

                Name                          Address


          Mark N. Schneider         455 South 300 East, Suite 350
                                    Salt Lake City, Utah  84105

          David K. Chambers         8726 North Gorgoza
                                    Park City, Utah 84060


                           ARTICLE XIII

                           INCORPORATOR

     The name and mailing address of the sole incorporator signing this certificate of incorporation is as follows:

                Name                          Address


          Mark N. Schneider         455 South 300 East, Suite 350
                                    Salt Lake City, Utah  84111


     The undersigned, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the Nevada Revised Statutes, makes this certificate, hereby declaring and certifying that it is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this _____ day of March, 1994.


                                    __________________________________
                                    Mark N. Schneider


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


STATE OF UTAH        )
                     :ss
COUNTY OF SALT LAKE  )

     I, a notary public, hereby certify that on the _____ day of March, 1994, personally appeared before me Mark N. Schneider, who being by me first duly sworn, declared that he signed the instrument as his own act and deed and that the facts stated therein are true.

     WITNESS MY HAND AND OFFICIAL SEAL.



                                    __________________________________
                                    Notary Public




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